Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 1540 El Camino Real, Suite 120 Menlo Park, California 94025 650.815.2622 main 650.815.2601 fax www.sheppardmullin.com
February 27, 2024
Kratos Defense & Security Solutions, Inc.
1 Chisholm Trail, Suite 300
Round Rock, TX 78681
Ladies and Gentlemen:
We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to 19,166,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (which includes up to 2,500,000 shares that may be issued and sold pursuant to the exercise of an over-allotment option, pursuant to that certain Underwriting Agreement, dated February 22, 2024 (the “Underwriting Agreement”), by and between the Company and Robert W. Baird & Co. Incorporated, as representative of the several Underwriters named in Schedule 1 thereto). The Shares are registered pursuant to a Registration Statement on Form S-3ASR (File No. 333-277222) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 21, 2024. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act.
In connection with this opinion letter, we have reviewed and relied upon the Registration Statement, the base prospectus, dated February 21, 2024, in the form in which it appears in the Registration Statement at the time the Registration Statement became effective (the “Base Prospectus”), the final prospectus supplement, dated February 22, 2024, and filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on February 23, 2024 (together with the Base Prospectus, the “Prospectus”), the Company’s Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of February 16, 2024 and certified by an officer of the Company as of the date hereof (the “Certificate”), the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), certified by an officer of the Company as of the date hereof (the “Bylaws” and together with the Certificate, the “Charter Documents”), a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of February 26, 2024 (the “Good Standing Certificate”), the proceedings taken by the Company with respect to the authorization of the Shares pursuant to resolutions adopted by the board of directors of the Company (the “Resolutions”), and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion letter. For purposes of this opinion letter, the terms “Registration Statement,” “Base Prospectus” and “Prospectus” shall include the documents incorporated by reference therein. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as the opinion in this opinion letter are based on matters of fact, we have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. We have also relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
In our examination of the documents referred to herein and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion

February 27, 2024

letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.
Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Resolutions, the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.
Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to a Current Report on Form 8-K of the Company for incorporation by reference in the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Charter Documents, the Securities, or the Registration Statement.

Very truly yours, /s/ Sheppard, Mullin, Richter & Hampton LLP SHEPPARD, MULLIN, RICHTER & HAMPTON LLP